EXHIBIT 8(c)(1)

AMENDMENT

TO

PARTICIPATION AGREEMENT (AllianceBernstein)

AMENDMENT

TO

PARTICIPATION AGREEMENT

Amendment to the Participation Agreement (the “Agreement”), dated as of May 1, 2001, between TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (“Insurer”) (formerly AUSA LIFE INSURANCE COMPANY, INC.); TRANSAMERICA CAPITAL, INC. (replacing AFSG SECURITIES CORPORATION by Amendment and Novation) (“Contracts Distributor”); ALLIANCEBERNSTEIN L.P. (formerly, ALLIANCE CAPITAL MANAGEMENT L.P.) (“Adviser”); and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly, ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.) (“Distributor”).

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

AMENDED SCHEDULE A

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios

Separate Account VA BNY September 27, 1994	33 Act File No. 033-83560 40 Act File No. 811-08750 (Transamerica Landmark NY Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B

TFLIC Separate Account VNY December 14, 2004	33 Act File No. 333-122235 40 Act File No. 811-21703 (Advisor’s Edge® NY Variable Annuity)	• AllianceBerrnstein Growth Portfolio – Class B • AllianceBerrnstein Large Cap Growth Portfolio – Class B • AllianceBerrnstein Global Technology Portfolio – Class B

Separate Account VA GNY April 3, 2007	33 Act File No. 333-142763 40 Act File No.811-22064 (Flexible Premium Variable Annuity - L under the marketing name “Transamerica Ascent”)	• AllianceBernstein Global Technology Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B

Separate Account VA-6NY September 11, 1996	33 Act File No. 333-108498 40 Act File No. 811-08677 (Transamerica Classic® Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class A • AllianceBernstein Large Cap Growth Portfolio – Class A

Separate Account VA WNY August 31, 2004	33 Act File No.333-120125 40 Act File No. 811-21663 (Flexible Premium Variable Annuity – H under the marketing name “Transamerica Liberty NY”)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B

Separate Account VA YNY September 13, 2007	33 Act File No. 333-147041 40 Act File No. 811-22138 (Flexible Premium Variable Annuity – N under the marketing name “Transamerica Axiom NY”)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: January 10, 2008

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY		ALLIANCEBERNSTEIN L.P.

By:	/s/ Arthur D. Woods	By:	/s/ Marc O. Mayer

Name:	Arthur D. Woods	Name:	Marc O. Mayer

Title:	Vice President	Title:	Executive Vice President

TRANSAMERICA CAPITAL, INC.		ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Brenda L. Smith	By:	/s/ Stephen C. Scanlon

Name:	Brenda L. Smith	Name:	Stephen C. Scanlon

Title:	Assistant Vice President	Title:	Senior Vice President